[EXECUTION COPY]
                                                     Coram (Cerberus to Goldman)
                                                                   [$20,000,000]

                          RISK PARTICIPATION AGREEMENT

         RISK PARTICIPATION AGREEMENT, dated as of April 22, 1997 by and between Cerberus Partners, L.P. ("Seller") and Goldman Sachs Credit Partners L.P. ("Risk Participant").

                                   WITNESSETH:

         WHEREAS, Seller is party to that certain Assignment Agreement dated as of the date hereof (the "Assignment Agreement") among Coram Funding, Inc. ("Initial Purchaser"), Seller and Donaldson, Lufkin & Jenrette, Inc. ("DLJ") under which Seller acquired the Assigned Rights (as defined in the Assignment Agreement), a copy of which is attached as Exhibit A hereto.

         WHEREAS,  Seller  desires  to  sell  to  Risk  Participant,   and  Risk
Participant desires to purchase from Seller the Risk Participation (as defined herein).

         NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Definitions. As used herein, capitalized terms have the following meanings (and capitalized terms used but not otherwise defined herein have the meanings stated in the Assignment Agreement):

         Risk Participant's Percentage:  The percentage set forth on Schedule A,
Item I attached hereto.

         Proceeds: All proceeds of any kind of the Risk Participation.

         Seller's Interest: All of Seller's right, title and interest, in to and under the Assigned Rights and the Assignment Agreement.

         Section 2.  Funding Amount; Effective Time.

         (a) Risk Participation. The Risk Participant agrees that, upon receiving by facsimile a copy of this Agreement duly executed by the Seller, the Risk Participant will fund the Funding Amount set forth on Schedule B to the Seller (in immediately available funds by wire transfer to the account set forth in Schedule A, Item II). The time at which the Seller receives such payment is referred to herein as the "Effective Time". The Risk Participant's interest granted hereunder in the Risk Participant's Percentage of the Seller's Interest is hereinafter referred to as the "Risk Participation".

         (b) Conditions.

         (i) Risk Participant's obligations in Section 2(a) are subject to the Seller's representations, warranties and covenants shall be true and complied with, in all material respects.

         (ii) Seller's obligations in Section 2(a) are subject to the following conditions: (A) Risk Participant's representations, warranties and covenants shall be true and complied with, in all material respects; (B) the consummation of the purchase by Seller from Initial Purchaser of the Assigned Rights under the Assignment Agreement; and (C) Risk Participant shall have paid to Seller the Funding Amount set forth in Section 2(a).

         Section 3. Seller's Representations. Seller hereby represents and warrants to Risk Participant as of the date hereof and the Effective Time that:

              (a) Seller has full power and authority to sell and assign the Risk Participation and to enter into and perform this Agreement, and such transaction and this Agreement and the documents to be executed and delivered by Seller in connection herewith (i) have been duly authorized by Seller, (ii) are legal, valid and binding and enforceable against Seller in accordance with their terms, and (iii) are not in contravention of any law, order or agreement by which Seller is bound.

              (b) Seller has made no prior assignment or sale of the Risk Participation or of any interest therein.

              (c) Except for those consents, notices, filings, approvals or authorizations already obtained or received or required to be obtained under the Assignment Agreement or the Transaction Documents, to
         Seller's actual knowledge, without independent investigation, no consents, notices, filings, approvals or authorizations are required to be made to or with any person, entity or governmental body for the consummation of the transactions contemplated by this Agreement.

              (d) To the extent Seller received the same from Initial Purchaser, Seller is the sole legal and beneficial owner of the Seller's Interest and has good title thereto, free and clear of all liens, claims and encumbrances of any kind and will transfer the Risk Participation to Risk Participant free and clear of any liens or encumbrances of any kind.

              (e) Based solely on Initial Purchaser's representations and warranties in the Assignment Agreement, as of March 31, 1997, the portion of the Risk Participation constituting (i) the Bridge Notes and/or the Rollover Note is in the total outstanding amount of $20,000,000 as broken down on Schedule C hereto; (ii) the Warrants equal to not less than 368,596 Warrants (or 10.2274027% of the Warrants purchased by Seller from Initial Purchaser under the Assignment Agreement); and (iii) any interest thereon as of the date hereof, which has not been paid and continues to be accruing and owing.

              (f) Except as set forth in the Assignment Agreement, no proceedings relating to the Risk Participation are pending against Seller or to Seller's actual knowledge, without independent investigation, threatened against Seller before any court, arbitrator or administrative or governmental body which, in the aggregate, would have a material adverse effect on the Risk Participation or Risk Participant's rights and remedies hereunder or in respect thereof.

              (g)   To   Seller's   actual   knowledge,    without   independent
         investigation, Seller has not received any written notice, claim or demand from or on behalf of Initial Purchaser, Coram, Holdings or any other person or entity that the Risk Participation or any portion thereof is void or voidable or subject to any defense, right of set-off or recoupment, counterclaim, claim or impairment of any kind (including but not limited to for disallowance, expungement, reduction, subordination or otherwise).

              (h) Seller has not engaged in any act,  conduct or  omission  that would result in the Risk Participation or any portion thereof being void or voidable or subject to any defense, right of set-off, recoupment, counterclaim, claim or impairment of any kind (including, but not limited to, for disallowance, expungement, reduction, subordination or otherwise).

              (i) There are no fees, commissions or compensation payable by Risk Participant to any party engaged or retained by, through or on behalf of Seller in connection with the transactions contemplated hereby.

              (j) Seller is a sophisticated seller with respect to the Risk Participation, has adequate information concerning the business and financial condition of Coram and Holdings to make an informed decision regarding the sale of the Risk Participation, and has independently, without reliance upon Risk Participant and based on such information as it deemed appropriate, made its own analysis and decision to enter into this Agreement.

              (k) Seller has provided Risk Participant complete and accurate copies of the Assignment Agreement and the Transaction Documents in the forms and to the extent delivered to Seller by Initial Purchaser.

              (l) Seller has not breached any of its obligations under the Assignment Agreement or the Transaction Documents and no amounts are owing thereunder by Seller.

              (m) Seller is not (i) an "insider" within the meaning of Section 101(31) of Title 11 of the United States Bankruptcy Code; or (ii) an affiliate of Coram or Holdings or any of Coram's or Holdings' affiliates.

              (n) Seller acknowledges that Risk Participant may have access to or possess material non-public information not known to Seller regarding or relating to Coram, Holdings or the Risk Participation ("Risk Participant Excluded Information") and Seller acknowledges that it has not requested the Risk Participant Excluded Information and agrees that Risk Participant shall have no liability whatsoever (and Seller hereby waives and releases all claims which it would otherwise have) with respect to the non-disclosure of Risk Participant Excluded Information, either before or after the date hereof.

              (o) None of the Seller Excluded Information contradicts or is inconsistent with any representation or warranty made by Seller in this Agreement.

              (p) The Seller has not made any offers to sell, or solicitations of offers to buy, any portion of the Risk Participation in violation of the Securities Act of 1933, as amended (the "Securities Act").

Seller makes only the representations and warranties set forth above. Seller (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made by any person other than Seller in or in connection with the Assignment Agreement or the Transaction Documents or the execution, legality, validity, or enforceability (with respect to any person other than Seller) of the Assignment Agreement or the Transaction Documents or any collateral purported to be granted thereunder and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition, creditworthiness, properties, affairs, status or nature of Coram or Holdings or the performance or observance by Coram or Holdings of any of their respective obligations under the Assignment Agreement or the Transaction Documents or any other instrument or document.

         Section 4. Risk Participant's Representations. Risk Participant hereby represents and warrants to Seller as of the date hereof and the Effective Time that:

              (a) Risk Participant has full power and authority to enter into and perform this Agreement and such transaction and this Agreement and the documents to be executed and delivered in connection herewith (i) have been duly authorized by Risk Participant, (ii) are legal, valid and binding and enforceable against Risk Participant in accordance with their terms and (iii) are not in contravention of any law, order or agreement by which Risk Participant is bound.

              (b) Except for those consents, notices, filings, approvals or authorizations required by the Transaction Documents or hereunder or already obtained or received, to Risk Participant's actual knowledge, without independent investigation, no consents, notices, filings, approvals or authorizations are required to be made to or with any person, entity or governmental body for the consummation of the transactions contemplated by this Agreement.

              (c) No proceedings are pending or to Risk Participant's actual knowledge, without independent investigation, threatened against Risk Participant before any court, arbitrator or administrative or governmental body which, in the aggregate, would have a material adverse effect on any action taken or to be taken by Risk Participant under this Agreement.

              (d) There are no fees, commissions or compensation payable by Seller to any party engaged or retained by, through or on behalf of Risk Participant in connection with the transactions contemplated hereby.

              (e) Risk  Participant  agrees  and  acknowledges  that (A) it is a sophisticated Risk Participant with respect to the Risk Participation, has adequate information concerning the business and financial condition of Coram and Holdings to make an informed decision regarding the purchase of the Risk Participation, and has independently, without reliance upon Seller and based on such information as it deemed appropriate, made its own analysis and decision to enter into this Agreement; (B) it has made its credit determination and analysis based upon such information as it deemed sufficient to enter into this Agreement and not based on any statements or representations by Seller except as expressly set forth herein; (C) it is purchasing the Risk Participation and not with a view to or for resale in connection with, any distribution or public offering of all or any part thereof or of any interest therein or in a manner which would violate applicable securities laws; (D) it is able to bear the economic risk associated with the purchase of the Risk Participation; (E) it has such knowledge and experience and has made investments of a similar nature so as to be aware of the risks and uncertainties inherent in purchases of the type contemplated herein; (F) except as provided in this Agreement, it will not rely upon Seller to furnish or make available any documents or other information regarding the credit, affairs, financial condition or business of, or any other matter concerning Coram, Holdings or any of their respective affiliates; (G) it is not an agent for Seller; (H) it is a "qualified institutional Risk Participant" as defined in Rule 144A of the Securities Act; (I) Seller has not given any investment advice, credit information or rendered any opinion as to whether the purchase of the Risk Participation is prudent; and (J) other than by virtue of Risk Participant's status as a creditor of Coram or Holdings, it is not affiliated, directly or indirectly, with Coram, Holdings, or any of their respective subsidiaries, affiliates or employees.

              (f) Risk Participant is entitled to receive all payments and distributions to be made to it hereunder without the withholding of any tax and will furnish to Seller such forms, certifications, statements and other documents as Seller may request from time to time to evidence Risk Participant's exemption from the withholding of any tax imposed by any jurisdiction or to enable Seller to comply with any applicable laws or regulations relating thereto.

              (g) Risk Participant is not purchasing the Risk Participation or any interest therein with funds which directly or indirectly constitute "plan assets" as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

              (h) Risk Participant acknowledges that it has received copies of the Assignment Agreement and the Transaction Documents and that it has otherwise been provided an opportunity to obtain copies of such other documents and information as it has deemed appropriate in making its own evaluation of the Risk Participation and Risk Participant is assuming all risk with respect to the completeness, accuracy or sufficiency of such documents and information.

              (i) Risk Participant acknowledges that Seller may have access to or possess material non-public information not known to Risk Participant regarding or relating to Coram, Holdings or the Risk
         Participation ("Seller Excluded Information") and Risk Participant acknowledges that it has not requested the Seller Excluded Information and agrees that Seller shall have no liability whatsoever (and Risk Participant hereby waives and releases all claims which it would otherwise have) with respect to the non-disclosure of Seller Excluded Information, either before or after the date hereof.

              (j) None of the Risk Participant Excluded Information contradicts or is inconsistent with any representation or warranty made by Risk Participant in this Agreement.

              (k) As required by Section 8 of the Assignment Agreement, Risk Participant makes to Seller each of the representations and warranties made by Seller to Initial Purchaser under the Assignment Agreement (mutatis, mutandis) and agrees to be bound by the terms of the Assignment Agreement and the Transaction Documents.

         Section 5. Acknowledgments. Seller and Risk Participant acknowledge and represent and warrant to each other that (i) neither party has made any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement; (ii) the assignment and transfer of the Risk Participation by Seller to Risk Participant is irrevocable, and Seller shall have no recourse to the Risk Participation; and (iii) either party may have engaged and may engage in any other relationships with or concerning Initial Purchaser, Coram, Holdings and their respective affiliates without any obligation or liability of any kind to the other party.

         Section 6. Payment and Delivery Instructions.

              (a) Upon receipt by the Seller of any cash Proceeds or other cash distributions made under or in respect of the Seller's Interest, the Seller shall promptly (but in no event later than 2 business days after receipt of immediately available funds or after funds become available for distribution after deposit of a check, draft or other instrument), pay to the Risk Participant an amount equivalent to Risk Participant's Percentage of such payment or, subject to paragraph (b) of this Section 6, distribute Risk Participant's Percentage of such property to the Risk Participant in the form in which the same was received by the Seller, with endorsements (without recourse, representation or warranty) where necessary.

              (b) Upon receipt by the Seller of any securities issued pursuant to or in connection with the Seller's Interest, the Seller shall, upon receipt of any such securities, hold the Risk Participant's Percentage of such securities. In the event that the Seller shall, in its reasonable good faith business judgment decide to sell, exercise, transfer or otherwise take any action (an "Action") with respect to similar securities held by Seller, Seller shall give Risk Participant notice of any such Action 6 business days prior to taking such Action.

         Seller agrees to take an identical Action with respect to the Risk Participant's Percentage of such securities. In the event that the Action results in any proceeds, Seller shall pay to Risk Participant promptly (but in no event later than 2 business days after receipt of such proceeds) an amount of cash equal to the Risk Participant's Percentage of such proceeds.

         Section 7. Further Assignments. Risk Participant shall have the right to sell, assign, grant participations and subparticipations in, and otherwise transfer (each a "transfer") the Risk Participation and this Agreement to any person or entity (each direct or indirect transferee is called a "transferee") with the consent of Seller (which consent shall not be unreasonably withheld or delayed)); provided that any such transfer shall not violate any of the terms and conditions of the Assignment Agreement, any Transaction Document or any law, rule, regulation, order, writ, judgment, injunction or decree, and provided further that, unless such transferee and such transferee assumes all of Risk Participant's obligations under this Agreement, then (a) the obligations of Risk Participant and Seller under this Agreement shall remain in full force and effect, and (b) Seller shall continue to deal solely and directly with Risk Participant in connection with Risk Participant's obligations under this Agreement.

         Section 8. Indemnities.

         (a) By  Seller.  Seller  agrees  to  indemnify,  defend  and hold  Risk
Participant and its officers, directors, employees, agents, partners and controlling persons (collectively, the "Risk Participant Indemnitees") harmless from and against any and all expenses, losses, claims, damages and liabilities which are incurred by or threatened against the Risk Participant Indemnitees or any of them, including without limitation reasonable attorneys' fees and expenses, caused by, or in any way resulting from or relating to: (i) Seller's breach of any of the representations, warranties, covenants or agreements of Seller set forth in this Agreement; or (ii) Seller's failure to duly and timely pay and perform the Excluded Obligations.

         (b) By Risk Participant. Risk Participant agrees to indemnify, defend and hold each of Seller and its officers, directors, employees, agents, partners and controlling persons (collec tively, the "Seller Indemnitees") harmless from and against any and all expenses, losses, claims, damages and liabilities which are incurred by or threatened against the Seller Indemnitees or any of them, including without limitation reasonable attorneys' fees and expenses, caused by, or in any way resulting from or relating to (i) Risk Participant's breach of any of the representations, warranties, covenants or agreement of Risk Participant set forth in this Agreement; (ii) Risk Participant's failure to duly and timely pay and perform the Assumed Obligations; or (iii) any further sale, assignment, participation, subparticipation or transfer of the Risk Participation, this Agreement or any portion thereof in violation of the Assignment Agreement, any Transaction Document or applicable law, rule, order or judgment.

         Section 9. Costs and Fees. Risk Participant shall reimburse Seller for Risk Participant's Percentage of Seller's costs and expenses, including but not limited to attorneys' fees and expenses and transfer fees, in connection with closing the transactions contemplated by the Assignment Agreement. Except as otherwise expressly provided for herein, Risk Participant shall bear all costs and expenses, including but not limited to attorneys' fees and expenses, and any transfer fees in connection with the closing of the transactions contemplated hereby.

         Section 10. Further Assurances.

         (a) Upon the written request of either the Seller or the Risk Participant, the parties shall use reasonable best efforts to convert the participation to an outright assignment as contemplated by this Agreement, including, without limitation, the execution and delivery of all notices, documents, opinions and certificates necessary to effectuate (i) the outright assignment of the Rollover Note, the Warrants and the Risk Participation hereunder and (ii) the registration of new Rollover Notes and Warrants in the appropriate names and denominations. Notwithstanding any provision contained herein, if the transfer of the Risk Participation is prohibited by, or if all of the requirements are not or have not been satisfied under, the Transaction Documents, then Seller shall be deemed not to have sold or assumed the Risk Participation, but Seller shall, upon receipt of any payment with respect to the Risk Participation, forward such payment to Risk Participant so as to place Risk Participant in the same position as if Risk Participant had received the Risk Participation.

         (b) Each of the parties hereto agrees, at its own cost and expense, to execute and deliver, or to cause to be executed and delivered, all such instruments (including all necessary endorsements) and to take all such action as the other party may reasonably request in order to effectuate the intent and purposes of, and to carry out the terms of this Agreement.

         Section 11. Payments. If any payments or distributions made by Seller to Risk Participant hereunder are thereafter required to be returned or disgorged by Seller, Risk Participant shall promptly return such payments or distributions to Seller together with all interest and charges thereon and the claim relating thereto shall be for the account of Risk Participant.

         Section 12. Integration. This Agreement constitutes the complete agreement of the parties hereto with respect to the subject matters referred to herein and supersede all prior or contemporaneous negotiations, promises, covenants, agreements or representations of every nature whatsoever with respect thereto, all of which have become merged and finally integrated therein (including, without limitation, the Confirmation Letter between Seller and Risk Participant). This Agreement cannot be amended, modified or supplemented except by an instrument in writing executed by both parties hereto.

         Section 13. Notices, Payments and Deliveries. Notices shall be given by telecopy, certified or registered mail or personally or by courier at the addresses set forth on Schedule A, Item II. Payments and deliveries of Proceeds shall be made as set forth on Schedule A, Item II.

         Section 14. No Relationship; No Assignment; No Participation. Nothing contained in this Agreement shall (i) establish any agency, fiduciary, partnership, joint venture or similar relationship between or among the parties,
(ii) operate as an assignment to the Risk Participant of any of any legal, beneficial or participation interest in the Seller's rights under the Transaction

Documents, or (iii) be construed to grant the Risk Participant any rights to deal directly with, make payments to, or receive payments from any party (other than the Seller) under the Transaction Documents.

         Section 15. Miscellaneous. The terms of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. All representations and warranties made herein shall survive the execution and delivery of this Agreement. This Agreement may be executed in counterparts, each of which when so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any conflicts of laws provisions thereof. Each party to this Agreement hereby irrevocably consents to the jurisdiction of the United States Court for the Southern District of New York and the courts of the State of New York located in the State and City of New York in any action to enforce, interpret or construe any provision of this Agreement or of any other agreement or document delivered in connection with this Agreement, and also hereby irrevocably waives any defense of improper venue, forum non conveniens or lack of personal jurisdiction to any such action brought in those Courts. Each party further irrevocably agrees that any action to enforce, interpret or construe any provision of this Agreement will be brought only in one of those Courts. Each party hereby irrevocably consents to the service by certified or registered mail, return receipt requested, to be sent to its address set forth on the signature pages of this Agreement or to such other address as it may designate from time to time by notice given in the manner provided above, of any process in any action to enforce, interpret or construe any provision of this Agreement.

         Section 16. Interest. If any payment hereunder is not paid by either party to the other when due hereunder, then interest shall accrue, and be payable immediately, on all such amounts at a per annum rate equal to the Federal Funds Rate from time to time in effect plus 2%.

         Section 17. Confidentiality. Each party agrees that except as provided herein or as may be compelled by legal process, by an order, judgment or decree or a court or other governmental authority of competent jurisdiction, it shall not disclose to any person the terms or conditions of this Agreement or any document executed or delivered in connection herewith (including, without limitation, the Purchase Price), unless any of the foregoing shall have entered the public domain by no breach of such party hereunder; provided, however, that each party may disclose this Agreement (other than the Purchase Price) and the documents executed in connection herewith to Coram and Holdings and Risk Participant may disclose this Agreement and the documents executed or delivered in connection herewith (other than the Purchase Price) to any prospective purchaser, transferee or participant and shall require that such prospective purchasers, transferees or participants abide by confidentiality provisions substantially the same as those set forth in Section 17 of the Assignment Agreement.

         Section 18. Telecopies. Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart, provided that the parties hereby agree to deliver to each other an original of such counterpart promptly after delivery of the facsimile.

         Section 19. Severability. If any provision of this Agreement or any other agreement or document delivered in connection with this Agreement, if any, is partially or completely invalid or unenforceable in any jurisdiction, then that provision shall be ineffective in that jurisdiction to the extent of its invalidity or unenforceability, but the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall be construed and enforced as if that invalid or unenforceable provision were omitted, nor shall the invalidity or unenforceability of that provision in one jurisdiction affect its validity or enforceability in any other jurisdiction.

         Section  20.  No  Recourse   Against   Partners;   Several   Liability.
Notwithstanding anything contained in this Agreement to the contrary, the parties agree that (i) no general or limited partner of Seller shall be personally liable for any obligation or liability of Seller under this Agreement; and (ii) all obligations and liabilities of Seller under this Agreement are enforceable solely against Seller and Seller's assets and not against any assets of any general or limited partner of Seller.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement of the date first stated above.


                                    CERBERUS PARTNERS, L.P.

                                    By:  Its General Partner
                                         Cerberus Associates L.P.


                                    By:
                                         ----------------------------------
                                         Name:
                                         Title:





                                    GOLDMAN SACHS CREDIT PARTNERS L.P.


                                    By:
                                         ----------------------------------
                                         Name:
                                         Title: